UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 19, 2008
Preformed Line Products Company
(Exact name of registrant as specified in its charter)

Ohio	0-31164	34-0676895
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation		Identification No.)

660 Beta Drive
Mayfield Village, Ohio		44143
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (440) 461-5200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 19, 2008, R. Steven Kestner and Michael E. Gibbons were elected to the Board of Directors of Preformed Line Products Company (the “Company”) by the Board to fill two vacancies existing on the Board. On February 6, 2008, the Company filed a Form 8-K disclosing that the Company had provided notice to Nasdaq of non-compliance with the Nasdaq listing rule requiring that Nasdaq companies have a board of directors comprised of a majority of independent directors. The Company’s non-compliance resulted from the death on January 30, 2008 of one of the Company’s independent directors. As a result of the addition of Mr. Kestner and Mr. Gibbons to the Board, the Company has regained compliance with Nasdaq’s independent directors rule because five of eight directors are independent under the Nasdaq standards. In accordance with the Company’s Code of Regulations, Mr. Kestner and Mr. Gibbons will hold office until this year’s annual meeting of shareholders. Mr. Kestner and Mr. Gibbons are expected to be nominees for election to the Board by the shareholders at the annual meeting.
     Mr. Kestner is Executive Partner of Baker & Hostetler, LLP, and has been an attorney with the firm since 1979. Mr. Kestner serves on the Board of Trustees for The Cleveland Museum of Art, the Board of Regents for St. Ignatius High School and the Board of Directors for the Greater Cleveland Partnership. Baker & Hostetler, LLP serves as the Company’s general outside legal counsel. Mr. Gibbons is the founder and Senior Managing Director of Brown Gibbons Lang & Company, and is also the chairman of Global M&A. Mr. Gibbons serves as Chairman and is a member of the executive committee for Global M&A, Dusseldorf, Germany; on the board of directors, audit committee and chairman of the finance and planning committee for Associated Estates Realty Corporation, Richmond Heights, Ohio; on the board of trustees and executive committee and Vice Chairman for Greater Cleveland Sports Commission, Cleveland, Ohio; on the board of trustees for Ohio Israeli Chamber of Commerce, Cleveland, Ohio; and on the visiting committee for Case Western Reserve University Weatherhead School of Management, Cleveland, Ohio.
     A copy of the Company’s press release relating to the election of Mr. Kestner and Mr. Gibbons is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits
     99.1     Press Release dated February 19, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFORMED LINE PRODUCTS COMPANY
/s/ Caroline Saylor Vaccariello
Caroline Saylor Vaccariello, General Counsel &
Corporate Secretary

DATED: February 19, 2008